Exhibit 10.1

EXECUTION COPY

UNITIL CORPORATION

Re: $10,000,000 7.15% Senior Notes due December 15, 2018

of

Granite State Gas Transmission, Inc.

PARENT GUARANTY

Dated as of December 15, 2008

TABLE OF CONTENTS

(Not a part of this Parent Guaranty)

-ii-

PARENT GUARANTY

UNITIL CORPORATION

6 LIBERTY LANE WEST

HAMPTON, NEW HAMPSHIRE 03842-1720

$10,000,000 7.15% Senior Notes due December 15, 2018

of

Granite State Gas Transmission, Inc.

Dated as of December 15, 2008

TO THE PURCHASERS LISTED IN

SCHEDULE A TO THE HEREINAFTER

DEFINED NOTE PURCHASE AGREEMENT:

Ladies and Gentlemen:

Reference is hereby made to the Note Purchase Agreement dated as of December 15, 2008 (the “Note Purchase Agreement”) among Granite State Gas Transmission, Inc., a New Hampshire corporation (the “Issuer”), and certain Institutional Investors (individually a “Purchaser” and collectively the “Purchasers”), under and pursuant to which the Issuer will issue $10,000,000 aggregate principal amount of its 7.15% Senior Notes due December 15, 2018 (the “Notes”).

The undersigned, Unitil Corporation, a New Hampshire corporation (the “Parent Corporation”), owns directly 100% of the shares of capital stock of the Issuer. The Parent Corporation views the issuance and sale by the Issuer of the Notes to the Purchasers as in the best interests of the Issuer and the Parent Corporation. As an inducement to and in consideration of the purchase by the Purchasers of the Notes, the Parent Corporation has agreed to absolutely and unconditionally guarantee the prompt payment of all amounts of principal, interest, Make-Whole Amount (if any) and all other amounts (if any) which may become due and payable from time to time with respect to the Notes.

In consideration of the foregoing, the undersigned hereby covenants and agrees with the Purchasers and with each and every subsequent holder of the Notes as follows:

SECTION 1. DEFINITIONS.

Section 1.1. Terms Defined in the Note Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Schedule B to the Note Purchase Agreement.

Section 1.2. Certain Defined Terms. As used in this Parent Guaranty, the following terms shall have the following meanings:

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Parent Corporation or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Corporation or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Parent Corporation and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent Corporation and its Subsidiaries taken as a whole, or (b) the ability of the Parent Corporation to perform its obligations under this Parent Guaranty, or (c) the validity or enforceability of this Parent Guaranty.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Corporation.

SECTION 2. GUARANTY OF NOTES.

Section 2.1. Parent Guaranty. The Parent Corporation hereby absolutely and unconditionally guaranties to the holders from time to time of the Notes: (a) the full and prompt payment of the principal of all of the Notes and of the interest thereon at the rate therein stipulated, the Make-Whole Amount (if any) and all other amounts payable thereunder, when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount (if any) or interest at the rate set forth in the Notes); and (b) the full and prompt payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including attorneys’ fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or the Note Purchase Agreement, including, without limitation, in any consultation or action in connection therewith. The guaranty of the Notes herein provided for is a guaranty of the immediate and timely payment of the principal and interest on the Notes and the Make-Whole Amount (if any), other amounts (if any) and all costs and expenses described above as and when the same are due and payable and shall not be deemed to be a guaranty only of the collectibility of such payments and that in consequence thereof each holder of the Notes may sue the Parent Corporation directly upon such principal, interest, Make-Whole Amount (if any) and costs and expenses becoming so due and payable. Notwithstanding the foregoing, as set forth in Section 2.2(b) of the Note Purchase Agreement, if the Issuer consolidates, merges or otherwise combines with Northern in accordance with Section 10.4 of the Note Purchase Agreement, the Issuer’s obligations under the Note Purchase Agreement and the Notes shall be automatically assumed by Northern, and upon such assumption, this Parent Guaranty shall terminate and the Parent Corporation shall be automatically discharged and released from all of its obligations hereunder without further action on the part of the Issuer, the Parent Corporation or the holders of the Notes.

Section 2.2. Obligations Absolute and Unconditional. The obligations of the Parent Corporation under this Parent Guaranty shall be absolute and unconditional and shall remain in full force and effect until the earlier of the date (i) the Parent Corporation is discharged from all obligations hereunder pursuant to Section 2.2(b) of the Note Purchase Agreement; or (ii) the entire principal, interest and Make-Whole Amount (if any) on the Notes and all other sums due pursuant to Section 2.1 shall have been paid, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Parent Corporation:

(a) the power or authority or the lack of power or authority of the Issuer to issue the Notes or to execute and deliver the Note Purchase Agreement, and irrespective of the validity of the Notes or the Note Purchase Agreement or of any defense whatsoever that the Issuer may or might have to the payment of the Notes (principal, interest, Make-Whole Amount, if any, and all other amounts payable thereunder, if any) or to the performance or observance of any of the provisions or conditions of the Note Purchase Agreement, or the existence or continuance of the Issuer as a legal entity;

(b) any failure to present the Notes for payment or to demand payment thereof, or to give the Issuer or the Parent Corporation notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Issuer to do any act or thing or to perform or to keep any covenant or agreement by it to be done, kept or performed under the terms of the Notes or the Note Purchase Agreement;

(c) the acceptance of any security or any guaranty, the advance of additional money to the Issuer, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes or the Note Purchase Agreement or of the Issuer or the Parent Corporation thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

(d) any act or failure to act with regard to the Notes or the Note Purchase Agreement or anything which might vary the risk of the Parent Corporation;

(e) any action taken under the Note Purchase Agreement in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under the Note Purchase Agreement or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Issuer;

(f) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Issuer contained in the Note Purchase Agreement of the payment, performance or observance thereof;

(g) the failure to give notice to the Issuer or the Parent Corporation of the occurrence of any Default or Event of Default under the terms and provisions of this Parent Guaranty or the Note Purchase Agreement;

(h) the extension of the time for payment of any principal of, or interest (or Make-Whole Amount, if any, and all other amounts payable thereunder, if any), on any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of the Note Purchase Agreement or the extension or the renewal of any thereof;

(i) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Note Purchase Agreement or the Notes;

(j) any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in the Note Purchase Agreement or the Notes or any other act or acts on the part of the holders from time to time of the Notes, other than a fraudulent act or acts on the part of the holders of the Notes;

(k) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Issuer or the Parent Corporation or any of the assets of any of them, or any allegation or contest of the validity of the Note Purchase Agreement or the disaffirmance of the Note Purchase Agreement in any such proceeding (it being understood that the obligations of the Parent Corporation under this Parent Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Issuer or the Parent Corporation, all as though such payment had not been made);

(l) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Parent Corporation from the performance or observance of any obligation, covenant or agreement contained in this Parent Guaranty;

(m) the invalidity or unenforceability of the Notes or the Note Purchase Agreement;

(n) the invalidity or unenforceability of the obligations of the Parent Corporation under this Parent Guaranty, the absence of any action to enforce such obligations of the Parent Corporation, any waiver or consent by the Parent Corporation with respect to any of the provisions hereof or thereof or any other circumstances which might otherwise constitute a discharge or defense by the Parent Corporation, including, without limitation, any failure or delay in the enforcement of the obligations of the Parent Corporation with respect to this Parent Guaranty or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Parent Corporation or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Parent Guaranty, the Note Purchase Agreement, the Notes or any other agreement;

(o) the default or failure of the Parent Corporation fully to perform any of its covenants or obligations set forth in this Parent Guaranty;

(p) the impossibility or illegality of performance on the part of the Issuer or any other Person of its obligations under the Notes, the Note Purchase Agreement or any other instruments;

(q) in respect of the Issuer or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Issuer or any other Person and whether or not of the kind hereinbefore specified;

(r) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under the Note Purchase Agreement so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

(s) the failure of the Parent Corporation to receive any benefit or consideration from or as a result of its execution, delivery and performance of the Note Purchase Agreement;

(t) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent Corporation or the Issuer in respect of their respective obligations under this Parent Guaranty or the Note Purchase Agreement;

(u) any default, failure or delay, willful or otherwise, in the performance by the Issuer or any other Person of any obligations of any kind or character whatsoever of the Issuer or any other Person (including, without limitation, the obligations and undertakings of the Issuer or any other Person under the Notes or the Note Purchase Agreement); or

(v) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, the Note Purchase Agreement, this Parent Guaranty or any instrument relating thereto;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Parent Corporation hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment to the holders thereof of the principal of, Make-Whole Amount (if any) and interest on the Notes, and of all other sums due and owing to the holders of the Notes pursuant to the Note Purchase Agreement, and then only to the extent of such payments. Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Parent Corporation liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Issuer or to any other Person or to the properties or estates of any of the foregoing. All rights of the holder of any Note pursuant thereto or to this Parent Guaranty may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note, whether with or without the consent of or notice to the Parent Corporation or the Issuer. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Issuer under the Notes or the Note Purchase Agreement, this Parent Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

Section 2.3. Subrogation. To the extent of any payments made under this Parent Guaranty, the Parent Corporation shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Parent Corporation covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made or provided for and, to that end, the Parent Corporation agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by the Parent Corporation in accordance with the provisions of this Parent Guaranty, including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder of the Notes against the Issuer or the Parent Corporation, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or the Parent Corporation, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until 366 days after all of the Notes owned by Persons other than the Parent Corporation or any of its Affiliates and all other sums due or payable under the Note Purchase Agreement have been fully paid and discharged or payment therefor has been provided. If any amount shall be paid to the Parent Corporation in violation of the preceding sentence at any time prior to the indefeasible cash payment in full in U.S. Dollars of the Notes and all other amounts payable under the Note Purchase Agreement, such amounts shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement, whether matured or unmatured.

Section 2.4. Preference. The Parent Corporation agrees that to the extent the Issuer or any other Person makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, liquidator, receiver or any other Person under any bankruptcy code, common law or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Parent Corporation’s obligations hereunder, as if said payment had not been made. The liability of the Parent Corporation hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

Section 2.5. Marshaling. None of the holders of the Notes shall be under any obligation (a) to marshal any assets in favor of the Parent Corporation or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes or the obligation of the Parent Corporation hereunder or (b) to pursue any other remedy that the Parent Corporation may or may not be able to pursue itself and that may lessen the Parent Corporation’s burden or any right to which the Parent Corporation hereby expressly waives.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PARENT CORPORATION.

The Parent Corporation represents and warrants to you that as of the date hereof:

Section 3.1. Organization; Power and Authority. The Parent Corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Corporation has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Corporation has the corporate power and authority to execute and deliver this Parent Guaranty and to perform the provisions hereof and thereof.

Section 3.2. Authorization, Etc. This Parent Guaranty has been duly authorized by all necessary corporate action on the part of the Parent Corporation, and this Parent Guaranty constitutes a legal, valid and binding obligation of the Parent Corporation enforceable against the Parent Corporation in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.3. Ownership of Shares of the Issuer. The Parent Corporation owns directly 100% of the shares of the capital stock of the Issuer.

Section 3.4. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Parent Corporation of this Parent Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Corporation or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Parent Corporation or any Subsidiary is bound or by which the Parent Corporation or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Corporation or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Corporation or any Subsidiary except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

Section 3.5. Governmental Authorizations, Etc. The Parent Corporation is subject to regulation by the FERC under the Energy Policy Act of 2005. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Parent Corporation of this Parent Guaranty.

Section 3.6. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in the Memorandum, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Parent Corporation, threatened against or affecting the Parent Corporation or any Subsidiary or any property of the Parent Corporation or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Except as disclosed in the Memorandum, neither the Parent Corporation nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 3.7. Private Offering. Neither the Parent Corporation nor anyone acting on its behalf has offered this Parent Guaranty or any similar securities for sale to, solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers. Neither the Parent Corporation nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of this Parent Guaranty to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 3.8. Foreign Assets Control Regulations, Etc. (a) None of the sale of the Notes by the Issuer under the Note Purchase Agreement, the Issuer’s use of the proceeds thereof nor the issuance by the Parent Corporation of this Parent Guaranty will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Parent Corporation nor any Subsidiary (i) is a Person named on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or with whom people of the United States are restricted from doing business with under section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Parent Corporation and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Notes under the Note Purchase Agreement will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.9. Status under Certain Statutes. Neither the Parent Corporation nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or the ICC Termination Act of 1995, as amended. The Parent Corporation is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, and the Energy Policy Act of 2005, as amended; and certain Subsidiaries are subject to regulation under the Federal Power Act, as amended.

Section 3.10. Guaranty to Rank Pari Passu. The obligations of the Parent Corporation under this Parent Guaranty rank at least pari passu in right of payment with all other unsecured Funded Indebtedness of the Parent Corporation that is not expressed to be subordinated or junior in rank to any other unsecured Funded Indebtedness of the Parent Corporation.

Section 3.11. Acquisition. The Acquisition has been consummated in accordance with the terms of the Stock Purchase Agreement and in accordance with all legal and regulatory requirements necessary for the valid and effective transfer of the shares of 100% of the Voting Stock of the Issuer and Northern to the Parent Corporation.

SECTION 4. INFORMATION AS TO THE PARENT CORPORATION.

Section 4.1. Financial and Business Information. So long as any of the Notes are outstanding, the Parent Corporation shall, and shall cause the Issuer to, deliver to each holder of Notes that is an Institutional Investor, each of the reports required under Section 7 of the Note Purchase Agreement.

Section 4.2. Visitation. The Parent Corporation shall permit the representatives of each holder of the Notes that is an Institutional Investor, at such Institutional Holder’s expense, to visit and inspect any of the principal executive offices of the Parent Corporation or any Subsidiary, including its books of account, to request copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers and (with the consent of the Parent Corporation, which consent will not be unreasonably withheld) independent public accountants, all at such reasonable times during customary business hours and as often as may reasonably be requested. Each holder of the Notes agrees to keep confidential any Confidential Information received as a result of the rights granted in this Section 4 in the manner provided in Section 20 of the Note Purchase Agreement.

SECTION 5. AFFIRMATIVE COVENANTS.

The Parent Corporation covenants that so long as any of the Notes are outstanding:

Section 5.1. Compliance with Law. The Parent Corporation will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or the failure to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.2. Insurance. The Parent Corporation will insure and keep insured, and will cause every Subsidiary to insure and keep insured, to a reasonable amount with reputable insurance companies, so much of their respective properties as companies engaged in a similar business and to the extent such companies in accordance with good business practice customarily insure properties of a similar character against loss by fire and from other causes or, in lieu thereof, in the case of itself or its Subsidiaries, the Parent Corporation will maintain or cause to be maintained a system or systems of self-insurance which will accord with the approved practices of companies owning or operating properties of a similar character and maintaining such systems, and of a size similar to that of the Parent Corporation and its direct and indirect Subsidiaries on a consolidated basis.

Section 5.3. Maintenance of Properties. The Parent Corporation will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 5.3 shall not prevent the Parent Corporation or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Corporation has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.4. Payment of Taxes. The Parent Corporation will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Parent Corporation nor any Subsidiary need pay any such tax, assessment, charge or levy if (a) the amount, applicability or validity thereof is contested by the Parent Corporation or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Corporation or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Corporation or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.5. Corporate Existence, Etc. The Parent Corporation will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.4 of the Note Purchase Agreement, the Parent Corporation will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into the Parent Corporation or a Wholly-Owned Subsidiary) and all rights and franchises of the Parent Corporation and its Subsidiaries unless, in the good faith judgment of the Parent Corporation, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.6. Guaranty to Rank Pari Passu. The Parent Corporation will ensure that its obligations under and in respect of this Parent Guaranty are and at all times shall remain direct and unsecured obligations of the Parent Corporation ranking pari passu as against the assets of the Parent Corporation with all other present and future unsecured Funded Indebtedness of the Parent Corporation that is not expressed to be subordinate or junior in rank to any other unsecured Funded Indebtedness of the Parent Corporation.

Section 5.7. Ownership. The Parent Corporation will at all times, directly or indirectly, own 100% of the capital stock of the Issuer.

Section 5.8. Further Assurances. Without limiting this Parent Guaranty, the Parent Corporation agrees that it shall deliver to the Issuer all such information regarding the Parent Corporation and its Subsidiaries and shall take all such other actions as may be reasonably necessary to permit the Issuer to comply with the requirements of the Note Purchase Agreement.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Parent Guaranty, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Parent Corporation pursuant to this Parent Guaranty shall be deemed representations and warranties of the Parent Corporation under this Parent Guaranty. Subject to the preceding sentence, this Parent Guaranty embody the entire agreement and understanding between each Purchaser and the Parent Corporation and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 7. AMENDMENT AND WAIVER.

Section 7.1. Requirements. This Parent Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Corporation and the Required Holders; provided, that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will reduce the scope of the guaranty set forth in this Parent Guaranty, amend any of the terms or provisions of Section 2 hereof or amend this Section 7. No such amendment or modification shall extend to or affect any obligation not expressly amended or modified or impair any right consequent thereon.

Section 7.2. Solicitation of Holders of Notes.

(a) Solicitation. The Parent Corporation will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Parent Corporation will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 7 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Parent Corporation will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 7.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 7 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Parent Corporation without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent Corporation and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Parent Guaranty” and references thereto shall mean this Parent Guaranty as it may from time to time be amended or supplemented.

Section 7.4. Notes Held by the Parent Corporation, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Parent Guaranty, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Corporation, the Issuer or any of their respective Subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 8. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Purchaser or nominee shall have specified to the Parent Corporation or the Issuer in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Parent Corporation or the Issuer in writing, or

(iii) if to the Parent Corporation, to the Parent Corporation at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Parent Corporation shall have specified to the holder of each Note in writing.

Notices under this Section 8 will be deemed given only when actually received.

SECTION 9. REPRODUCTION OF DOCUMENTS.

This Parent Guaranty and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Parent Corporation agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 9 shall not prohibit the Parent Corporation or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. Each holder of the Notes agrees to keep confidential any Confidential Information received as a result of the rights granted in this Section 9 in the manner provided in Section 20 of the Note Purchase Agreement.

SECTION 10. MISCELLANEOUS.

Section 10.1. Successors and Assigns. All covenants and other agreements contained in this Parent Guaranty by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 10.2. Severability. Any provision of this Parent Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 10.4. Counterparts. This Parent Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 10.5. Governing Law. This Parent Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 10.6. Jurisdiction and Process; Waiver of Jury Trial. (a) The Parent Corporation irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Parent Guaranty. To the fullest extent permitted by applicable law, the Parent Corporation irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Parent Corporation consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 10.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 8 or at such other address of which such holder shall then have been notified pursuant to said Section. The Parent Corporation agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 10.6 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Parent Corporation in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Parent Guaranty or any other document executed in connection herewith or therewith.

Section 10.7. Remedies. No remedy herein conferred upon or reserved to any holder of the Notes is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Parent Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any holder of the Notes to exercise any remedy reserved to it under this Parent Guaranty, it shall not be necessary for such holder of the Notes to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

Section 10.8. Payment Method. The Parent Corporation will pay all sums becoming due under this Parent Guaranty by the method and at the address specified in the Note Purchase Agreement, or by such other method or at such other address as any holder of the Notes shall have from time to time specified to the Parent Corporation in writing for such purpose, without the presentation or surrender of this Parent Guaranty or any Note.

Section 10.9. Indemnity. To the fullest extent of applicable law, the Parent Corporation shall indemnify and save each holder of the Notes harmless from and against any losses which may arise in connection with any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the holder of the Notes or any of them in accordance with its terms (all of the foregoing collectively, an “Indemnifiable Circumstance”). For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Issuer but for the existence of an Indemnifiable Circumstance; provided, that the extent of the Parent Corporation’s aggregate liability under this Section 10.9 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to Section 2.

[SIGNATURE PAGES FOLLOW]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart on this Parent Guaranty and return it to the Parent Corporation, whereupon the foregoing, shall become a binding agreement between you and the Parent Corporation.

Very truly yours,

UNITIL CORPORATION

By:	/s/ Mark H. Collin

Name:	Mark H. Collin

Title:	Senior Vice President, Chief Financial Officer and Treasurer

This Agreement is hereby accepted and

agreed to as of the date thereof.

VARIATION

By
Name:
Title: